NUMBER 0

Incorporated under the laws of the State of Nevada

SHARES

Disaster Preparedness Systems Inc.

Total Authorized Issue
50,000,000 Shares $0.001 Par Value
Common Stock

See Reverse for Certain Definitions

This is to certify that **SPECIMEN** is the owner of fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated

Secretary

President

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT —	______ Custodian ______ (Cust) (Minor) under Uniform Gifts to Minors Act ______ (State)
TEN ENT	— as tenants by the entireties		
JT TEN	— as joint tenants with right of survivorship and not as tenants in common		

Additional abbreviations may also be used though not in the above list.

For value received ______ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

____

____

______________________________________ *Shares,*

represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________________ *Attorney*

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________

In presence of

______________________ ______________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.